EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts", and to the incorporation by reference in this Registration Statement on Form S-8 of MTM Technologies, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements of Vector Global Services, Inc., and subsidiaries as of and for the years ended December 31, 2003 and 2002 included in the Form 8-K of MTM Technologies, Inc. filed with the SEC on December 13, 2004.


                                         /s/ Ernst & Young LLP

                                         Ernst & Young LLP

Houston, Texas
March 3, 2005